UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 25, 2008

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street

El Segundo, California 90245

(Address of principal executive offices including Zip Code)

(310) 536-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2008, DaVita Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) effective July 25, 2008 (the “Effective Date”) with Kent J. Thiry pursuant to which Mr. Thiry agreed to continue to serve as the Company’s Chairman of the Board of Directors (the “Board”) and Chief Executive Officer. A copy of the Employment Agreement is filed as Exhibit 10.1 to this Form 8-K and the summary below is qualified in its entirety by reference to the Agreement. Under the Employment Agreement, Mr. Thiry will serve for an initial term of three years from the Effective Date, with automatic one-year extensions on each anniversary of the Effective Date beginning with the second anniversary of the Effective Date, unless either the Board or Mr. Thiry delivers written notice to the other that the term shall not be extended no later than 90 days prior to any renewal date.

Mr. Thiry will receive an annual base salary of $1,050,000, with discretionary increases (and not decreases) based on annual review by the Compensation Committee of the Board (“Base Salary”). Mr. Thiry will be eligible to participate in the Company’s Executive Incentive Plan or other annual bonus plan for senior executives, with a target bonus opportunity equal to 100% of his Base Salary in effect at the beginning of the applicable year and no specified maximum. During the term of his employment, Mr. Thiry will receive certain standard employee benefits generally available to other senior executives of the Company. Mr. Thiry will be eligible for annual grants under the Company’s 2002 Equity Compensation Plan (or a successor plan), with terms and conditions of awards as established by the Compensation Committee of the Board, and similar to those applicable to other senior executives of the Company. Mr. Thiry will also be eligible to participate in any other long-term incentives in which other Company senior executives participate.

Under the terms of the Employment Agreement, the Company has the right to terminate Mr. Thiry’s employment upon prior written notice and Board authorization for cause or without cause. In the event Mr. Thiry is terminated without cause (as defined in the Employment Agreement) or Mr. Thiry elects to terminate the Employment Agreement for good reason (as defined in the Employment Agreement) upon 30 days prior written notice, he will entitled to receive Accrued Benefits (as defined below) plus severance benefits equal to (i) pro-rated bonus for year of termination, (ii) lump sum payment equal to three times the sum of his Base Salary plus average bonus for prior two complete fiscal years, (iii) if he has been employed by the Company for at least 10 years, 50% of any unvested stock options, stock appreciation rights (“SARs”) and restricted stock units held by Mr. Thiry become vested and remaining unvested stock options, SARs and restricted stock units may continue to vest contingent upon Mr. Thiry’s completion of any consulting, Board service or other projects on behalf of Company as determined by Board, (iv) the use of an office and services of administrative assistant for 36 months or earlier commencement of other full-time employment and (v) 36 months continued health insurance benefits or earlier availability of comparable coverage with new employer.

In the event the Board gives Mr. Thiry notice of nonrenewal of his term prior to the date on which he attains age 62, he will be entitled to receive Accrued Benefits (as defined below) plus severance benefits equal to (i) pro-rated bonus for year of termination, (ii) lump sum payment equal to 1.5 times the sum of his Base Salary plus average bonus for prior 2 complete fiscal years, (iii) if he has been employed by Company for at least 10 years, 50% of any unvested stock options, SARs and restricted stock units held by Mr. Thiry become vested and remaining unvested stock options, SARs and restricted stock units may continue to vest contingent upon Mr. Thiry’s completion of any consulting, Board service or other projects on behalf of Company as determined by Board, (iv) the use of an office and services of administrative assistant for 36 months or earlier commencement of other full-time employment and (v) 36 months continued health insurance benefits or earlier availability of comparable coverage with new employer.

In the event Mr. Thiry is terminated by the Company for cause or for disability (as defined in the Employment Agreement) or elects to terminate the Employment Agreement without good reason, the Company will not be obligated to pay any severance benefits; however, Mr. Thiry (or his estate) will be entitled to Accrued Benefits. “Accrued Benefits” shall mean (i) accrued Base Salary through and including Mr. Thiry’s date of termination; (ii) the amount of any bonus earned and payable but not yet paid for the fiscal year prior to the year in which Mr. Thiry’s termination of employment occurs, and (iii) other employee benefits to which Mr. Thiry was entitled on the date of termination in accordance with the terms of the plans and programs of the Company.

In the event Mr. Thiry would be subject to the golden parachute excise tax under section 4999 of the Internal Revenue Code on any payments from the Company, including payments made outside of the Employment Agreement, Mr. Thiry shall be entitled to receive a gross-up payment from the Company such that, after the payment of all taxes and penalties, Mr. Thiry retains an amount sufficient to pay the amount of the golden parachute excise tax.

The Employment Agreement contains certain provisions prohibiting Mr. Thiry from soliciting employees of the Company or any of its subsidiaries to terminate or abandon their employment and from soliciting customers of the Company or any of its subsidiaries in connection with any business in which Mr. Thiry was involved or had knowledge, being conducted by, or being planned by, the Company or any of its subsidiaries as of the termination of his employment in any geographic area in which the Company or any of its subsidiaries is then conducting such business during the term of Mr. Thiry’s employment and for the two-year period following the termination of his employment with the Company for any reason. In addition, Mr. Thiry has agreed to a confidentiality provision under the Employment Agreement during the period when he is performing services for the Company in any capacity and for the two-year period thereafter, or such earlier date on which the Confidential Information (as defined in the Employment Agreement) and Business Related Information (as defined in the Employment Agreement) becomes publicly available.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between the Company and Kent J. Thiry effective July 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: July 31, 2008

/s/ Joseph Schohl
	By:	Joseph Schohl
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between the Company and Kent J. Thiry effective July 25, 2008

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